AMENDMENT AND AGREEMENT

This AMENDMENT AND AGREEMENT (this “Agreement”) is entered into effective for all purposes as of June 30, 2010 by and between Bohai Pharmaceuticals Group, Inc., a Nevada corporation (the “Company”), and Euro Pacific Capital, Inc. (the “Investor Representative”).

WHEREAS, on January 5, 2010, the Company consummated a $12,000,000 financing (the “Offering”) with certain accredited investors (the “Investors”) whereby the Company issued 6,000,000 units at $2.00 per unit, with each unit consisting of a $2.00 principal amount, two year convertible note (collectively, the “Notes”) and a three year common stock purchase warrant to purchase one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at $2.40 per share, subject to certain conditions (collectively, the “Warrants”);

WHEREAS, on January 5, 2010, the Company issued an aggregate of 600,000 common stock purchase warrants, containing terms identical to the Warrants, to the placement agents for the Offering or their affiliates (the “Agent Warrants”);

WHEREAS, pursuant to Section 2.8 of that certain Securities Purchase Agreement, dated January 5, 2010, between the Company and the Investors (the “SPA”), each Investor duly appointed the Investor Representative as such Investor’s true and lawful agent and attorney-in-fact to, among other matters, waive any terms and conditions of the Notes and Warrants and to be such Investor’s exclusive representative with respect to any matter, suit, claim, action or proceeding arising with respect to any transaction contemplated by the Notes and the Warrants (the “Power of Attorney”); and

WHEREAS, the Company and the Investor Representative, exercising the Power of Attorney on behalf of the Investors, desire to amend certain provisions of the Notes and Warrants and also to amend the terms of the Agent Warrants on the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the applicable provisions of the SPA, the Notes and the Warrants, the parties hereby amend the Notes, Warrants and Agent Warrants and otherwise agree as follows:

1.           Amendments.  The Investor Representative and the Company hereby amend the Notes, Warrants and Agent Warrants as follows:

(a)          Section 5(c) of the Notes (Adjustments to Conversion Price) is hereby deleted in its entirety and is and shall be of no further force and effect.

(b)          Section 9 of the Warrants (Certain Adjustments to Exercise Price) is hereby deleted in its entirety and is and shall be of no further force and effect.

(c)          Section 9 of the Agent Warrants (Certain Adjustments to Exercise Price) is hereby deleted in its entirety and is and shall be of no further force and effect.

(d)          A new Section 5(f) is hereby added to the Notes, as follows:

“(f)         No Net Cash Settlement.  In no event will any Holder of this Note be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock or other securities of the Company, regardless of whether any of such Holder’s Shares are registered pursuant to an effective registration statement.”

(e)          A new Section 9(d) is hereby added to the Warrants, as follows:

“(d)        No Net Cash Settlement.  In no event will any Holder of this Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock or other securities of the Company, regardless of whether any of such Holder’s Warrant Shares are registered pursuant to an effective registration statement.”

(f)           A new Section 9(d) is hereby added to the Agent Warrants, as follows:

“(d)        No Net Cash Settlement.  In no event will any Holder of this Warrant be entitled to receive a net-cash settlement in lieu of physical settlement in shares of Common Stock or other securities of the Company, regardless of whether any of such Holder’s Warrant Shares are registered pursuant to an effective registration statement.”

2.           Agreements.  In consideration of the amendments to the Notes, Warrants and Agent implemented hereby, the Company hereby agrees as follows:

(a)          Until the Covenant Expiration Date (as defined below), and except for Excluded Issuances (as defined below), the Company shall not issue any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for, directly or indirectly, shares of Common Stock at a price per share of less than $2.20 per share.

(b)          Until the Covenant Expiration Date, and except for Permitted Transfers (as defined below), no: (i) officer of the Company, (ii) director of the Company or (iii) stockholder of the Company holding in excess of 5% of the outstanding shares of Common Stock that is affiliated with any officer or director of the Company shall sell, assign, transfer or otherwise dispose of any shares of Common Stock, or any securities convertible into or exchangeable or exercisable for, directly or indirectly, shares of Common Stock at a price per share of less than $2.20 per share.

(c)           As used herein, the term “Covenant Expiration Date” means the earlier of: (i) January 5, 2013 or (ii) the date on which, collectively with any prior conversions or exercises of Notes and Warrants, 75% of the principal face value of the Notes in the aggregate have been converted into shares of Common Stock and Warrants representing, in the aggregate, 75% of the aggregate shares of Common Stock underlying the Warrants have been exercised.  For the avoidance of doubt, the exercise or non-exercise of the Agent Warrants shall not effect the determination of the Covenant Expiration Date.

(d)          As used herein, the term “Excluded Issuances” means securities of the Company (including shares of Common Stock) issued in connection with: (i) a merger, acquisition or consolidation of or by the Company or its affiliates, (ii) a bona fide joint venture, strategic license or similar business partnering arrangements of the Company or its affiliates, (iii) any bona fide stock or option compensation plan, agreement or arrangement with officers, directors, employees or consultants of the Company or its affiliates; and (iv) any share split, share dividend, recapitalization or similar transaction by the Company for which adjustment to the conversion price of the Notes or the exercise price of the Warrants is made pursuant to the terms of the Notes and the Warrants; provided, however, in each case that the any transaction or arrangement described in this Section 2(d) shall not be primarily for the purpose of raising capital from person or entity whose primary business is investing in securities.

(e)           As used herein, the term “Permitted Transfers” means transfers or gifts during the lifetime of the applicable person or, on death, by will or intestacy to the applicable person’s immediate family or to a trust, the beneficiaries of which are exclusively the applicable person and/or a member or members of the applicable person’s immediate family.

3.           Ratification.  Except as expressly amended by this Agreement, the terms and conditions of the Notes, Warrants and Agent Warrants are hereby confirmed and shall remain in full force and effect without impairment or modification.

4.           Power of Attorney.  The Investor Representative represents and warrants that: (a) the Power of Attorney is in full force and effect as of the date hereof; (b) it has, pursuant to the Power of Attorney, the full power and authority to enter into this Agreement and to bind each of the Investors to the terms and conditions hereof; and (c) has received no notice regarding and is not otherwise aware that any Investor has revoked or modified, or sought or desires to revoke or modify, the Power of Attorney with respect to such Investor or any Investor.  The Investor Representative agrees to indemnify and hold harmless the Company and its directors, officers, employees and agents from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) to which such persons may become subject as a result of any breach of the representation contained in this Section 4, and will reimburse any such persons for all such amounts as they are incurred by such persons.

5.           Conflict.  In the event of any conflict between any Note, Warrant or Agent Warrant and this Agreement, the terms of this Agreement shall govern.

6.           Binding Effect.  The parties acknowledge and agree that this Agreement complies with all of the applicable terms and conditions of the Notes and Warrants that are necessary to effect an amendment to the Notes and Warrants and therefore, upon the execution and delivery hereof by the parties, this Agreement shall have such binding effect.

7.           Governing Law; Venue.  All questions concerning the construction, validity, enforcement and interpretation of the this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.  Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.           Counterparts.  This Agreement may be executed in any number of counterparts, in PDF format or by facsimile, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.

BOHAI PHARMACEUTICALS GROUP, INC.

By:	/s/ Hongwei Qu
Name: Hongwei Qu
Title: President and CEO

EURO PACIFIC CAPITAL, INC., as Investor Representative and on behalf of the Agent Warrant holders

By:	/s/ Gordon McBean
Name: Gordon McBean
Title: Head of Capital Markets

Acknowledged and Agreed with respect to its Agent Warrants:

CHARDAN CAPITAL MARKETS, LLC

By:	/s/ George Kaufman
Name: George Kaufman
Title: